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                                                                      EXHIBIT 11
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                              [ S P E C I M E N ]



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                  INCORPORATED UNDER THE LAWS OF THE STATE OF
                                  WASHINGTON

   NUMBER                                                            SHARES

                                    COMMON

                            AMOUR FIBER CORE, INC.

This is to Certify that ___________________________________________ is the owner of ______________________________ fully paid and non assessable Common shares of Amour Fiber Core, Inc. transferable only on the books of the Corporation by the holder hereof in person or by the duly authorized Attorney upon surrender of this certificate properly endorsed.

     Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated ___________________________

_________________________________                 ______________________________
             SECRETARY                                       PRESIDENT

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